EXHIBIT  23.2     CONSENT OF PERRELLA & ASSOCIATES, P.A.

December 19, 2003

To the Board of Directors of
Diamond Powersports, Inc.
5150 N.W. 109th Ave., Ste. 4
Sunrise, Florida  33351

Gentlemen:

We hereby consent to the use of our audit report of Diamond Powersports, Inc. for the year ended December 31, 2002 in the Form S-8 of Diamond Powersports, Inc. dated December 19, 2003.


/s/ Perrella & Associates
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Perrella & Associates